Exhibit 4.1 EXECUTION VERSION 1 Doc#: US1:300269922v7 AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED BASE INDENTURE THIS AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED BASE INDENTURE, dated as of March 11, 2026 (this “Amendment”), is entered into by and among (i) DRIVEN BRANDS FUNDING, LLC, a Delaware limited liability company, as a co-issuer (the “Issuer”), (ii) DRIVEN BRANDS CANADA FUNDING CORPORATION, a Canadian corporation, as a co-issuer (the “Canadian Co-Issuer” and together with the Issuer, the “Co-Issuers”), and (iii) CITIBANK, N.A., a national banking association, not in its individual capacity, but solely in its capacity as the trustee under the Indenture referred to below (together with its successors and assigns in such capacity, the “Trustee”) and is effective (subject to Section 2 below) as of March 21, 2026 (the “Effective Date”). Capitalized terms used and not defined herein shall have the meanings set forth or incorporated by reference in the Indenture. RECITALS WHEREAS, the Co-Issuers and the Trustee have entered into the Second Amended and Restated Base Indenture, dated as of October 20, 2025 (as the same may be further amended, supplemented or otherwise modified from time to time prior to the date hereof and exclusive of the Series Supplements thereto, the “Base Indenture”; and together with each Series Supplement entered into on or prior to the date hereof and any additional Series Supplements thereto entered into from time to time, the “Indenture”). WHEREAS, Section 13.2(a) of the Base Indenture provides, among other things, that the Co-Issuers and the Trustee, with the consent of the Control Party (acting at the direction of the Controlling Class Representative), may at any time, and from time to time, make certain amendments, waivers and other modifications to the Base Indenture, including the types of amendments set forth in this Amendment. WHEREAS, Section 11.4 of the Base Indenture and Section 2.4 of the Servicing Agreement authorize the Control Party to provide its consent if there is no Person acting as the Controlling Class Representative and, as of the date hereof, there is no Person acting as the Controlling Class Representative. WHEREAS, the Co-Issuers desire to amend the Base Indenture in certain respects, as hereinafter set forth. NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows: 1. Amendments to the Base Indenture. The Base Indenture is hereby amended as follows: (a) Section 1.3 is hereby restated in its entirety as follows: Section 1.3 Accounting and Financial Determinations; No Duplication. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Transaction Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Transaction Document, in

2 Doc#: US1:300269922v7 accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto, and the term “prepared in accordance with GAAP” and similar phrasing when referring to “financial statements” shall be deemed to reflect any year-end audit adjustments or the absence of footnotes, adjustments, revisions, or restatements pursuant a re-issuance restatement (a “Restatement”) that may be made to such financial statements at a later date. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication. (b) Section 4.1(g)(ii) is hereby restated in its entirety as follows: (ii) as soon as available and in any event within the later of (x) one hundred and twenty (120) days after the end of each fiscal year, or (y) if during such one hundred and twenty-day period, the U.S. Securitization Entities or Canadian Securitization Entities, respectively, deliver notice that the previous fiscal year’s financial statements are subject to a Restatement, ninety (90) days following such notice of Restatement, an audited consolidated balance sheet of the U.S. Securitization Entities and Canadian Securitization Entities, respectively, as of the end of such fiscal year and audited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows of such U.S. Securitization Entities and Canadian Securitization Entities, respectively, for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP (as may be adjusted or revised, or restated pursuant a Restatement, provided that any such Restatement is delivered within ninety (90) days following notice of such Restatement by the U.S. Securitization Entities or Canadian Securitization Entities, respectively, to the Trustee, the Servicer, the Back- Up Manager and each Rating Agency (such notice of a Restatement to be delivered promptly, and in any event no more than five (5) Business Days, following a determination by the U.S Securitization Entities or Canadian Securitization Entities, respectively, that a Restatement is required)) and accompanied by an opinion thereon of the applicable Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of such U.S. Securitization Entities and Canadian Securitization Entities, respectively, and the results of their operations and cash flows in accordance with GAAP (without regard to any subsequent statements regarding such opinion, provided that with respect to a Restatement, a revised opinion is delivered along with such Restatement). (c) Section 4.1(h)(i)(B) is hereby restated in its entirety as follows: (B) as soon as available and in any event within the later of (x) one hundred and twenty (120) days after the end of each fiscal year, or (y) if during such one hundred and twenty-day period, the U.S. Manager delivers notice that the previous fiscal year’s financial statements are subject to a Restatement, ninety (90) days following such notice of Restatement, an audited consolidated balance sheet of the U.S. Manager as of the end of such fiscal year and audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows of the U.S. Manager for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP (as may be adjusted or revised, or restated pursuant a Restatement, provided that any such Restatement is delivered within ninety (90) days following notice of such Restatement by the U.S. Manager to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency (such notice of a Restatement to be

3 Doc#: US1:300269922v7 delivered promptly, and in any event no more than five (5) Business Days, following a determination by the U.S. Manager that a Restatement is required)) and accompanied by an opinion thereon of the Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of the U.S. Manager and the results of its operations and cash flows in accordance with GAAP (without regard to any subsequent statements regarding such opinion, provided that with respect to a Restatement, a revised opinion is delivered along with such Restatement). (d) Section 4.1(i)(ii) is hereby restated in its entirety as follows: (ii) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year (commencing with the fiscal year ending on December 25, 2021), a consolidated cash flow statement, balance sheet and related statements of income showing the financial position of DBH and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the companies being reported on a consolidated basis in accordance with GAAP (without regard to any subsequent statements regarding such opinion, provided that with respect to a Restatement, a revised opinion is delivered along with such Restatement); provided that the delivery or public filing of annual reports on Form 10-K (or any successor or comparable form) of DBH and its consolidated subsidiaries shall be deemed to be delivery to the Trustee, the Servicer, the Back-Up Manager, and each Rating Agency of such annual reports and shall satisfy the requirements of this Section 4.1(i)(ii) to the extent such annual reports include the information specified in this Section 4.1(i)(ii). 2. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Base Indenture shall remain in full force and effect and each reference to the Base Indenture and words of similar import in the Base Indenture, as amended hereby, shall be a reference to the Base Indenture as amended hereby and as the same may be further amended, supplemented or otherwise modified and in effect from time to time. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Base Indenture other than as set forth herein. Notwithstanding anything to the contrary herein or in the Base Indenture, following the Effective Date, the amendments to the Base Indenture included herein shall apply to the parties hereto as of the earliest then- effective Series Closing Date. This Amendment may not be amended, supplemented or otherwise modified except in accordance with the terms of the Base Indenture. This Amendment constitutes a Supplement pursuant to Section 13.3 of the Base Indenture. This Amendment shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party. 3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4 Doc#: US1:300269922v7 4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts (including by facsimile, email, electronic signature or other electronic means of communication), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. The parties agree that this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. 5. Matters relating to the Trustee. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Co-Issuers, or the validity or sufficiency of this Amendment and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for any provisions thereof. In entering into this Amendment, the Trustee shall have all of the rights, powers, duties and obligations of the Trustee under the Base Indenture and any other Transaction Document to which the Trustee is party and, for the avoidance of doubt, shall be entitled to the benefit of every provision thereunder relating to the conduct of or affecting the liability of or affording protection to the Trustee. 6. Representations and Warranties. Each party hereto represents and warrants to each other party hereto that this Amendment has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms. [The remainder of this page is intentionally left blank.]

Amendment No. 1 to Second Amended and Restated Base Indenture IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written. DRIVEN BRANDS FUNDING, LLC, as Issuer By: /s/ Scott O’Melia_______________________ Name: Scott O'Melia Title: EVP & Secretary DRIVEN BRANDS CANADA FUNDING CORPORATION, as Canadian Co-Issuer By: /s/ Scott O’Melia_______________________ Name: Scott O'Melia Title: EVP & Secretary

Amendment No. 1 to Second Amended and Restated Base Indenture CITIBANK, N.A., in its capacity as Trustee By: /s/ Anthony Bausa _______________________ Name: Anthony Bausa Title: Senior Trust Officer

Amendment No. 1 to Second Amended and Restated Base Indenture CONSENT AND DIRECTION OF SERVICER AND CONTROL PARTY: In accordance with Section 2.4 of the Servicing Agreement, Midland Loan Services, a division of PNC Bank, National Association, in its capacity as Control Party, hereby consents to the execution and delivery by the Co-Issuers and the Trustee of this Amendment (but for the avoidance of doubt, will be deemed not to consent to any provisions of this Amendment (including any provisions in the Indenture) to which it is not required to consent under the Base Indenture or Indenture). MIDLAND LOAN SERVICES, a division of PNC Bank, National Association, as Control Party By: _/s/ Charles Hendricks______________ Name: Charles Hendricks Title: Senior Vice President